Exhibit 99.3

Important Special Meeting Information

Electronic Voting Instructions
You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

 Instead of mailing your proxy, you may choose one of the
two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by [●], Pacific Time, on [●], 2011.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/AMB • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free (800) 652-8683 within the USA, US Territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	• Follow the instructions provided by the recorded message.

Special Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND
RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals—The Board of Directors recommends a vote “FOR” Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3 and “FOR” Proposal 4.
1.	To approve the merger of New Pumpkin Inc. with and into AMB Property Corporation, with AMB Property Corporation continuing as the surviving corporation (including the issuance of the common stock and preferred stock of AMB Property Corporation to ProLogis shareholders in connection therewith).

FOR	AGAINST	ABSTAIN
☐	☐	☐
2.	To approve the amendment of certain provisions of the AMB Property Corporation amended and restated bylaws, effective upon the consummation of the merger described above, to provide for certain features of the leadership structure of the combined company following the merger.

FOR	AGAINST	ABSTAIN
☐	☐	☐
3.	To approve the amendment of certain provisions of the AMB charter effective upon the consummation of the merger described above, to provide that (1) the board of directors of the combined company, with the approval of a majority of the entire board, and without action by the stockholders of the combined company, may amend the charter of the combined company to increase or decrease the aggregate number of shares of stock of the combined company or the number of shares of stock of any class or series that the combined company has authority to issue and (2) notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the board of directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter, provided that (i) any amendment to any provision of the charter which expressly requires for any purpose a greater proportion of the votes entitled to be cast shall require the proportion of votes specified in that provision, (ii) any amendment to this provision shall require the affirmative vote of the holders of shares entitled to cast two-thirds of all of the votes entitled to be cast on the matter and (iii) any action requiring a different vote as expressly provided in the charter shall require such different vote.

FOR	AGAINST	ABSTAIN
☐	☐	☐
4.	To approve the adjournment of the AMB special meeting, if necessary or appropriate, to solicit additional proxies in favor of the above proposals if there are insufficient votes at the time of such adjournment to approve such proposals.

FOR	AGAINST	ABSTAIN
☐	☐	☐
IN THEIR DISCRETION, THE PROXIES NAMED ON THE REVERSE SIDE OF THIS CARD ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.
Non–Voting Items
Change of Address—Please print your new address below.

Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below
Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Date (mm/dd/yyyy)— Please print date below.	Signature 1— Please keep signature within the box.	Signature 2— Please keep signature within the box.

/ /

Dear Stockholder:
Please take note of the important information enclosed with this proxy.
Your vote counts and you are strongly encouraged to exercise your right to vote your shares.
Please mark the boxes on the proxy card to indicate how you wish your shares to be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.
Alternatively, you can vote by proxy over the Internet or by telephone. See the reverse side for instructions. AMB Property Corporation is a corporation organized under the laws of the State of Maryland. Section 2-507 of the Maryland General Corporation Law authorizes the granting of proxies over the Internet or by telephone. Accordingly, proxies granted over the Internet or by telephone, in accordance with the procedures set forth on this proxy card, will be valid under Maryland law.
Sincerely,
AMB Property Corporation
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND
RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy—AMB Property Corporation

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 1, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned stockholder of AMB Property Corporation acknowledges receipt of a copy of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated April 28, 2011, and revoking any proxy heretofore given, hereby appoints Hamid R. Moghadam, Tamra D. Browne and Thomas S. Olinger, and each of them, as proxies with full power of substitution for and in the name of the undersigned to vote all the shares of Common Stock of AMB Property Corporation which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held at 2:00 p.m. local time on June 1, 2011 and at any and all adjournments or postponements thereof, on all matters that may properly come before the meeting. Your shares will be voted as directed on this card. If signed and no direction is given for any item, it will be voted in favor of Proposals 1, 2, 3 and 4. The shares represented by this proxy will be voted in the discretion of said proxies with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof. To vote by telephone or Internet please see the reverse side. To vote by mail, please sign and date this card on the reverse side, and mail promptly in the enclosed postage-paid envelope. If you have comments or a change of address, mark the appropriate box on the reverse side.
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED AND MAY BE WITHDRAWN IF YOU ELECT TO ATTEND THE MEETING, GIVE WRITTEN NOTIFICATION TO THE SECRETARY OF AMB PROPERTY CORPORATION, AND VOTE IN PERSON.
If you vote over the Internet or by telephone, please do not mail your card.
Vote by Mail — Mark, sign, date and promptly return the enclosed proxy card in the postage paid envelope furnished for that purpose.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE